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GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

Name

        If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

        Sole Proprietor—You must enter your individual name as shown on your Social Security card on the name line. You may enter your business, trade or "doing business as" name on the business name line.

        Limited Liability Company (LLC)—If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations Section 301.7701-3, enter the owner's name on the name line. Enter the LLC's name on the business name line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for "Other" and enter "LLC" in the space provided. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

        Other Entities—Enter the business name as shown on required federal income tax documents on the name line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the business name line.

Taxpayer Identification Number (TIN)

        You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations Section 301.7701-3, and are owned by an individual, enter the owner's Social Security number. If the LLC is a corporation, partnership, etc., enter the entity's employer identification number. See the chart below for further clarification of name and TIN combinations.

        The table below will help determine the number to give the requester.

For this type of account:		Give Name and SSN of	For this type of account:		Give Name and SSN:

1.	Individual account	The individual	6.	A valid trust, estate or pension(4)	Legal entity
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	Corporation or LLC electing corporate status on Form 8832	The corporation
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	9.	Partnership or multi-member LLC	The partnership
	b. The so-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10.	A broker or registered nominee	The broker or nominee
5.	Sole proprietorship or single owner LLC	The owner(3)	11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2)
Circle the minor's name and furnish the minor's Social Security number.
(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(4)
List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
Note:
If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9

How to Get a TIN

If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can apply for an employer identification number online by accessing the IRS website at www.irs.gov/businesses/ and by clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number, sign and date the form, and give it to the requester. For interest and dividend payments, and certain other payments, generally you have 60 days to get a taxpayer identification number and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your taxpayer identification number to the requester. Writing "Applied For" means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Payees Exempt From Backup Withholding

For interest and dividends, the following payees are exempt from backup withholding:

•
A corporation.

•
A financial institution.

•
An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

•
The United States or any of its agencies or instrumentalities.

•
A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•
A foreign government or any of its political subdivisions, agencies or instrumentalities.

•
An international organization or any of its agencies or instrumentalities.

•
A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•
A real estate investment trust.

•
A common trust fund operated by a bank under section 584(a) of the Code.

•
An entity registered at all times during the tax year under the Investment Company Act of 1940.

•
A foreign central bank of issue.

•
A middleman known in the investment community as a nominee or custodian.

•
A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

Payments Exempt From Backup Withholding

Dividends and patronage dividends that are generally exempt from backup withholding include:

•
Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•
Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•
Payments of patronage dividends not paid in money.

•
Payments made by certain foreign organizations.

•
Distributions made by an ESOP pursuant to section 404(k) of the Code.

Interest payments that are generally exempt from backup withholding include:

•
Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.

•
Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

•
Payments described in section 6049(b)(5) of the Code to nonresident aliens.

•
Payments on tax-free covenant bonds under section 1451 of the Code.

•
Payments made by certain foreign organizations.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and their regulations.

If you are exempt from backup withholding, you should still enter your name as described above and check the appropriate box for your status, check the "Exempt from back-up withholding" box in the line following the business name, sign and date the Form.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester an appropriate completed and executed IRS Form W-8.

Privacy Act Notice.

Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold a portion, computed at the applicable rate on taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number.    If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.    If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3) Criminal Penalty for Falsifying Information.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Number.    If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9
GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9